Exhibit 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                            DIVERSICON HOLDINGS CORP.



     FIRST: The name of the corporation is Diversicon Holdings Corp.

     SECOND: The name and address of the Corporation's registered agent and the address of the Corporation's registered office in Delaware are as follows:
Incorporating Services, Ltd., 15 East North Street, Dover, Delaware 19901, County of Kent.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: Capital Stock

          (A) Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is FIFTY MILLION THREE HUNDRED FIFTY THOUSAND (50,350,000) shares, comprised of FIFTY MILLION (50,000,000) shares of common stock, par value $.001 per share ("Common Stock"), and THREE HUNDRED FIFTY THOUSAND (350,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), the relative rights, preferences, and limitations of which Preferred Stock shall be determined by the Board of Directors.

          (B) Preferred Stock - Undesignated.

               (i) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. The relative rights, preferences, and limitations of shares of undesignated Preferred Stock are as provided for in this Article FOURTH.

               (ii) Undesignated Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, and relative participating, optional, and other rights of each series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of this Article FOURTH, the Board of Directors of the Company is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights, and the qualifications, limitations, and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                    (a) the distinctive  designation and the number of shares of
               Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (b) the rates and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

                    (c) the  right,  if any,  of the  holders  of  shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock of this Corporation, and the terms and conditions of such conversion or exchange;

                    (d) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                    (e) the  rights,  if any,  of the  holders  of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of this Corporation;

                    (f) the terms of the sinking fund or  redemption or purchase account, if any, to be provided for shares of the series; and

                    (g) the voting  powers,  if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders, and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances, and upon such conditions as the Board of Directors may fix including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more Directors of this Corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

          (C)  Common Stock.

               (i) After the requirements with respect to voting rights on Preferred Stock (fixed in accordance with provisions of this Article FOURTH), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

               (ii) In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

               (iii) Except as otherwise be required by law, this Certificate of Incorporation, or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

          (D) Other Provisions.

               (i) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences, and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences, and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences, and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

               (ii) Subject to the provisions of subparagraph (i) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

               (iii) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

               (iv) No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase (a) shares of any class or series of stock, or (b) other securities of the Company shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Company of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Company of any class or series, or carrying any right to purchase stock of any class or series.

     FIFTH: The name and mailing address of the sole incorporator is Daniel Catalfumo, 290 Wild Avenue, Staten Island, New York 10314.

     SIXTH: The number of Directors of the Corporation shall be as from time to time provided by or pursuant to the By-Laws of the Corporation but shall not be less than two.

     SEVENTH: The personal liability of Directors to the Corporation is hereby eliminated to the fullest extent permitted by the provisions of ss.102(b)(7) of the General Corporation Law of the State of Delaware, as may be amended and supplemented. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     I, being the sole incorporator herein named hereby sign this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 22nd day of September 1998.


                                                   -----------------------------
                                                   Daniel Catalfumo
                                                   Sole Incorporator